UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Maxygen, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 6, 2012. The following is a summary of the matters voted on at that meeting.

(a)	The Company’s stockholders reelected the six nominees for the Company’s board of directors. The persons elected to the Company’s board of directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Isaac Stein	15,295,793	1,135,671	7,234,409
Louis G. Lange	7,742,601	8,688,863	7,234,409
Kenneth B. Lee, Jr.	15,887,614	543,850	7,234,409
Ernest Mario	15,419,640	1,011,824	7,234,409
Gordon Ringold	15,851,283	580,181	7,234,409
James R. Sulat	15,452,023	979,441	7,234,409

(b)	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
23,492,200	150,819	22,854	0

(c)	The Company’s stockholders voted to approve the compensation of the Company’s named executive officers listed in the proxy statement for the 2012 annual meeting. The stockholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
15,886,226	512,538	32,700	7,234,409

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: June 7, 2012
/s/ James Sulat
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer